UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2020

AMMO, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

AMMO, INC.

Form 8-K

Current Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2020 Annual Meeting of Stockholders of Ammo, Inc. (the “Company”) held on October 22, 2020 (the “Annual Meeting”), stockholders of the Company approved an amendment to the Ammo, Inc. 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan from 485,000 shares of Common Stock to 5,000,000 shares of Common Stock (the “Plan Amendment”). The Plan Amendment was previously approved by the Board of Directors of the Company (the “Board”) on August 27, 2020 subject to stockholder approval. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company. The Plan is administered by the Compensation Committee of the Board. The Plan provides for the issuance of awards consisting of stock options, restricted stock, restricted stock units, performance awards and other stock-based awards. Incentive stock options may be granted under the Plan only to the Company’s employees.

A description of the material terms and conditions of the Plan Amendment is set forth on pages 17-21 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 9, 2020 (the “Proxy Statement”), and is incorporated herein by reference. The description of the Plan Amendment incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, attached to this report as Exhibit 10.1, and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On October 22, 2020, the Company held its 2020 Annual Meeting of Shareholders. The following matters were voted upon at the Annual Meeting. The results of the votes by our shareholders on the proposals are set forth below:

Proposal I – Election of Directors

The following individuals were elected by our shareholders to serve on the Company’s Board of Directors each for a term expiring at the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. The voting results are as follows:

	For	Against	Abstain

Fred W. Wagenhals	26,776,955	0	471,185
Robert J. Goodmanson	26,844,653	0	403,487
Randy E. Luth	26,737,695	0	510,445
Harry S. Markley	26,744,315	0	503,825
Russell William Wallace, Jr.	26,699,395	0	548,745

Proposal II – Approval of Stock Incentive Plan Amendment

The Company’s shareholders voted to approve, an amendment to the Ammo, Inc. 2017 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the plan. The voting results are as follows:

For	Against	Abstain

25,420,716	1,372,789	454,635

Proposal III – Approval of Reverse Stock Split

The Company’s shareholders voted to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-2 and not more than 1-for-4, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors at any time prior to September 30, 2021 . The voting results are as follows:

For	Against	Abstain

25,090,744	1,665,609	491,787

There were no broker non-votes on any of the proposals presented at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the Ammo Inc. 2017 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2020	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer